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                                                                    EXHIBIT 99.1

PRESS CONTACT:                                       INVESTOR RELATIONS CONTACT:
Robyn Jenkins                                        Roberta DeTata
Cisco Systems, Inc.                                  Cisco Systems, Inc.
(408) 853-9848                                       (408) 527-6388
rojenkin@cisco.com                                   rdetata@cisco.com

INDUSTRY ANALYST RELATIONS CONTACT:
Dora Ferrell
Cisco Systems, Inc.
(408) 527-4202
dferrell@cisco.com

               CISCO SYSTEMS TO ACQUIRE EXIO COMMUNICATIONS, INC.
      Expanding Standards-based Wireless Communications with Voice-over-IP

     SAN JOSE, Calif., December 14, 2000 -- Cisco Systems, Inc., today announced a definitive agreement to acquire privately-held ExiO Communications, Inc. of San Jose, Calif. ExiO is a leading developer of in-building, wireless technologies for corporate networks based on standard, Code Division Multiple Access (CDMA) technologies. The acquisition of ExiO enhances Cisco's New World strategy for addressing the in-building wireless market that requires a solution based on next-generation CDMA technologies. In addition, ExiO's wireless telephony solution builds on Cisco's existing wireless technology that enables enterprise customers to add the convenience of mobility to voice-over-IP (Internet Protocol) services.

     Under the terms of the agreement, Cisco common stock worth an aggregate value of approximately $155 million will be exchanged for all outstanding shares and options of ExiO. This acquisition will be accounted for as a purchase and is expected to be complete in the third quarter of Cisco's fiscal year 2001. In connection with the acquisition, Cisco expects a one-time charge of approximately $.01 per share on an after-tax basis for purchased in-process research and development expenses. The acquisition has been approved by the board of directors of each company and is subject to various closing conditions.

     The Mobile Wireless Internet is expected to be a large and fast growing market, serving more than one billion subscribers by 2004. Third-generation wireless networks, known as 3G networks, will be based on the Internet Protocol and seamlessly merge with the Internet that exists today. The acquisition of ExiO further strengthens Cisco's commitment to the development of a fully converged network, which supports multiple wireless standards, including GSM and CDMA for integrated mobile voice and data services.

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     Founded in October 1999, ExiO Communications has 38 employees, of which 28 are based in San Jose, CA and 10 in Seoul, Korea. The 38 employees will be led by ExiO CEO, Ki Hyun Joo. ExiO will become part of Cisco's Enterprise Wireless Telephony Business Unit (EWTBU) headed by Dave McClure, director and general manager. EWTBU is a part of the new Mobile Wireless Group in Cisco's Service Provider Line of Business.

ABOUT CISCO SYSTEMS

     Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

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